UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2023

MOBIV ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Delaware	001-41464	87-4345206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (302) 738-6680

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share, and one warrant to acquire one share of Class A common stock	MOBVU	The Nasdaq Stock Market LLC
Class A common stock included as part of the Units	MOBV	The Nasdaq Stock Market LLC
Warrants included as part of the Units	MOBVW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2023, Mobiv Acquisition Corp, a Delaware corporation (the “Company”), entered into a non-redemption agreement (as it may be amended, supplemented or otherwise modified from time to time, the “NRA”) among the Company, the investors named therein (collectively the “Investors”). Pursuant to the terms of the NRA, among other things, the Investors have agreed to withdraw redemptions on any of the Company’s shares of Class A common stock (the “MOBV Shares”) now held by the Investors, and to purchase additional MOBV Shares from redeeming shareholders of the Company such that the Investors will be the holders of no fewer than 500,000 MOBV Shares and the Company has guaranteed that the Investors will receive no fewer than 20 ordinary shares (“SVH Shares”) of SRIVARU Holding Limited, a Cayman Islands exempted company (“SVH”), in exchange for each MOBV Share at the Effective Time (as defined in the NRA).

The foregoing description of the agreement and the transaction and document contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the NRA, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and the terms of which are incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

In connection with the NRA, on November 7, 2023, SVH entered into a securities purchase agreement (the “SPA”) and a registration rights agreement (the “RRA”) with the Investors. Pursuant to the SPA, SVH agreed to sell and issue 4,729,210 SVH Shares to the Investors to satisfy the Company’s obligations under the NRA with respect to the Investors’ exchange of MOBV Shares in consideration of the Investors’ obligation to withdraw their redemptions and to purchase the additional MOBV Shares as described above. In addition, the SPA provides that SVH will issue 5,000,000 SVH Shares to the Investors in the event (i) the VWAP (as defined in the SPA) of any five (5) trading days in any consecutive ten (10) day period is equal to or less than $0.50, or (ii) the SVH Shares cease to be listed or quoted for trading on the Trading Market (as defined in the SPA) on which SVH is listed immediately following the closing of the Merger (as defined in the SPA), in either case, during the period commencing on the Closing Date (as defined in the SPA) and ending on the 60th day after the Registration Statement (as defined in the SPA) has been declared effective by the Securities and Exchange Commission (the “SEC”).

The RRA grants the Investors certain registration rights and obligations of SVH to file one or more registration statements with the SEC by certain dates, covering the resale of SVH Shares issued in connection with the NRA and SPA.

The foregoing descriptions of the agreements and the transaction and documents contemplated thereby is not complete and is subject to and qualified in their entirety by reference to the RRA and the SPA, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and the terms of which are incorporated by reference herein.

Item 8.01.	Other Events.

The information set forth under Item 2.01 of this report is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1	Non-Redemption Agreement, dated as of November 7, 2023, by and among Mobiv Acquisition Corp and the other parties thereto.

10.1	Registration Rights Agreement, dated as of November 7, 2023, by and among SRIVARU Holding Limited and the other parties thereto.

10.2	Securities Purchase Agreement, dated as of November 7, 2023, by and among SRIVARU Holding Limited and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobiv Acquisition Corp

By:	/s/ Peter Bilitsch
Name:	Peter Bilitsch
Title:	Chief Executive Officer

Date: November 8, 2023